John Hancock Financial Services, Inc.

John Hancock Place Post Office Box 111 Boston, Massachusetts 02117 (617) 572-8050 Fax: (617) 572-9197 E-mail: jchoodlet@jhancock.com James C. Hoodlet Vice President and Counsel

April 27, 2010

U.S. Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Re: John Hancock Variable Life Insurance Separate Account V File Nos. 811-5290

and 333-164176

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 1 under the Securities Act of 1933 (Post-Effective Amendment No. 35 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Insurance Separate Account V as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.

Very truly yours,

/s/ James C. Hoodlet

James C. Hoodlet

Vice President and Counsel